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                                                                    EXHIBIT 99.2

[EXIDE TECHNOLOGIES LOGO]                                   [GLOBAL LEADER LOGO]

MEDIA CONTACT

Alan Chapple
Exide Technologies
678-566-9514
alan.chapple@exide.com

INVESTOR CONTACT

Chuck Burgess
The Abernathy MacGregor Group
212-371-5999
exideweb@abmac.com

                                                           FOR IMMEDIATE RELEASE

                   EXIDE TECHNOLOGIES NAMES J. TIMOTHY GARGARO
                         AS NEW CHIEF FINANCIAL OFFICER

         LAWRENCEVILLE, N.J. - (OCTOBER 12, 2004) - Exide Technologies (NASDAQ:
XIDE, www.exide.com), a global leader in stored electrical-energy solutions, today announced the appointment of J. Timothy Gargaro as Executive Vice President and Chief Financial Officer. Ian Harvie, who has served as Interim CFO, will resume his duties as Vice President and Controller.

         Gargaro comes to Exide with more than 20 years of financial leadership experience with Tier 1 suppliers to the automotive industry. Prior to joining Exide, Gargaro was Chief Financial Officer and Executive Vice President at Oxford Automotive Inc. Earlier, he was Chief Financial Officer and Senior Vice President at Delco Remy International Inc. Gargaro's experience also includes a series of increasingly more senior positions with Lear Corporation (NYSE: LEA), including Vice President Finance - Europe, Vice President Finance - Daimler Chrysler Division and Vice President Finance - Ford Division.

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         "I am very excited to welcome Tim to the new Exide," said Craig H.
Muhlhauser, President and CEO of Exide Technologies. "His vast experience with leading automotive suppliers will be invaluable in helping us to develop closer relationships with our customers so that we can position both them and Exide for even greater success. Just as important, Tim's experience leading financial and organizational restructurings, plus his knowledge of Six Sigma and other process methodologies, will help us to accelerate our drive to become a more efficient and cost-effective organization.

         "The new Exide is committed to regaining our position as the undisputed industry leader, and Tim will play a crucial role in helping the Company to attain that goal," Muhlhauser said.

         Gargaro said, "I am tremendously excited to join the new Exide and build on the company's successes to date. Exide has excellent market positions around the globe and a strong foundation for future growth. I look forward to working with Craig during his transition, the Company's leadership team and the Board of Directors."

         Gargaro holds a bachelor's degree in accounting and economics from the University of Detroit and an executive MBA from Michigan State University. He is a Certified Public Accountant in Michigan.

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ABOUT EXIDE TECHNOLOGIES

Exide Technologies, with operations in 89 countries is one of the world's largest producers and recyclers of lead-acid batteries. The Company's two global business groups - transportation and industrial energy - provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

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Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, fuel-cell load leveling, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, are available at www.exide.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements as defined by the Securities Litigation Reform Act of 1995. As such, they involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any results expressed or implied by such forward-looking statements.

Examples of forward-looking statements include, but are not limited to (i) statements of plans of and objectives of the Company or its management or board of directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (ii) statements of future economic performance and (iii) statements of assumptions, such as the prevailing weather conditions in the Company's market areas, underlying other statements and statements about the Company or its business.

Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) the Company's ability to implement business strategies and restructuring plans, (ii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries,
(iii) the Company's debt and debt service requirements which may restrict the Company's operational and financial flexibility, as well as imposing interest and financing costs, (iv) the fact that lead, a major constituent in most of the Company's products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (v) competitiveness of the battery markets in North America and Europe,
(vi) the substantial management time and financial and other resources needed for the Company's consolidation and rationalization of acquired entities requires , (vii) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions and currency exchange rate fluctuations, (viii) the Company's exposure to fluctuations in interest rates on its variable rate indebtedness, (ix) general economic conditions and (x) the Company's ability to acquire goods and services and/or fulfill labor needs at budgeted costs. Accordingly, the Company cautions each reader of this press release to carefully consider these factors, because these factors have, in some instances, affected and in the future could affect, the Company's ability to achieve its projected results and may cause actual results to differ materially from those expressed herein. The Company is under no obligation to update its forward-looking statements. These are enumerated in further detail in the company's most recent Form 10-Q filed on August 12, 2004.